  EXHIBIT 3.1

DROPSHIPPERS.COM LLC

AMENDED AND RESTATED OPERATING AGREEMENT

This AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) is effective as of June 5, 2018 (the “Effective Date”) between Jeanmarie Gabriel (the “Sole Member”) and that certain limited liability company formed under the laws of the State of Wyoming and known as DROPSHIPPERS.COM LLC (the “LLC”).

WHEREAS, the Sole Member is the only member of the LLC; and

WHEREAS, the Sole Member desires to set forth certain matters with respect to the LLC in this Agreement, including with respect to the affairs of the LLC and the conduct of its business, and this Agreement shall constitute an “operating agreement” within the meaning of the Wyoming Limited Liability Company Act.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1. A copy of the Certificate of Formation of the LLC, which was filed in the office of the Wyoming Secretary of State on June 5, 2018, has been received by the Sole Member.

2. As of the Effective Date, the Sole Member shall have for all purposes, including, without limitation, for voting and profit and loss allocation purposes, 100% of the percentage interests in the LLC. So long as the LLC has only one member, the LLC shall be a disregarded entity for federal income tax purposes.

3. The LLC is to be managed by Managers with the full power and authority to manage the business and affairs of the LLC, whether in or outside of the ordinary course, and to do all things that the Managers determine to be in furtherance of the purpose of the LLC and shall have all of the rights, powers and privileges available to a “manager” under the Wyoming Limited Liability Company Act.

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4. Not in limitation of the foregoing, each Manager is hereby expressly authorized (i) to open bank accounts and to deposit funds of the LLC in any financial institution, to select such financial institution and to be a signatory for the payment of funds from the LLC accounts, and each Manager is authorized to certify such resolutions as may be requested by any financial institution in connection therewith, (ii) to open brokerage and similar accounts, and each Manager is authorized to certify such resolutions as may be requested by any brokerage or other firms in connection therewith, (iii) to enter into and execute all contracts, documents and other agreements on behalf of the LLC and shall thereby fully bind the LLC.

5. The initial Managers of the LLC are designated to be Richard Gabriel and Jeanmarie Gabriel.

6. The LLC and the Managers are hereby authorized to take appropriate action to engage in any or all activities within the purposes for which limited liability companies may be organized under the Wyoming Limited Liability Company Act.

7. The following resolution is adopted:

RESOLVED, that for the purpose of authorizing the LLC to do business in any state, territory or dependency of the United States or any foreign country in which it is necessary or expedient for the LLC to transact business, and/or for the purpose of compliance with Regulation D or other securities law provisions, each Manager of the LLC is hereby authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and, under its seal, if any, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such state, territory, dependency or country to authorize the LLC to transact business and/or issue securities therein, and, whenever it is necessary or expedient for the LLC to cease doing business therein and withdraw therefrom and/or cease issuing securities therein, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports,revocation of appointment, or surrender of authority as may be necessary to terminate the authority of the LLC to do business in any state, territory, dependency or country.

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8. The LLC shall indemnify, defend and hold harmless the Managers from and against any liability incurred or sustained by the Managers arising from or in connection with the discharge of the Manager’s obligations as manager of the LLC, to the fullest extent permitted by law.

9. Each Manager of the LLC is hereby authorized, in the name of and on behalf of the LLC, to take or cause to be taken all such further action in connection with the documents and transactions contemplated by the foregoing paragraphs and to execute and deliver all such other documents in regards thereto as the Manager may deem necessary or appropriate to carry into effect such transactions (as conclusively evidenced by the taking of such action or the execution and delivery of such documents), and all such actions heretofore taken or caused to be taken by each Manager are hereby ratified and approved.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

THE SOLE MEMBER:

____________________________________________

Jeanmarie Gabriel

THE LLC:

DROPSHIPPERS.COM LLC,

a Wyoming limited liability company

By: ________________________________________

Jeanmarie Gabriel, Sole Member

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